Exhibit 99.1
Meridian Corporation Reports Third Quarter 2022 Results
MALVERN, PA., October 31, 2022 — Meridian Corporation (Nasdaq: MRBK) today reported:
•Net income of $5.8 million and diluted earnings per share of $0.96 for the third quarter ended September 30, 2022 compared to net income of $5.9 million and diluted earnings per share of $0.96 for the second quarter ended June 30, 2022.
•Return on average assets for the third quarter of 2022 was 1.23% compared to 1.31% for the second quarter of 2022; return on average equity for the second quarter was 14.59% compared to 15.03% for the prior quarter.
•Net interest margin decreased to 4.01% in the third quarter of 2022 from 4.07% in the second quarter of 2022.
•Third quarter commercial loan growth, excluding Paycheck Protection Program ("PPP") loans, was $69.1 million, or 21.0% annualized; consumer loans increased by $42.9 million.
•Non-interest income of $10.2 million in the third quarter of 2022 compared to $10.4 million in the prior quarter.
•Non-interest expenses increased $0.6 million to $20.3 million in the third quarter of 2022 from $19.7 million in the prior quarter with an efficiency ratio of 71.72% and 70.49%, respectively.
•The Company repurchased 197,849 shares of its common stock at an average price of $30.36 per share during the quarter ended September 30, 2022.
•On October 27, 2022, the Board of Directors declared a quarterly cash dividend of $0.20 per common share, payable November 21, 2022 to shareholders of record as of November 14, 2022.

	Q3'2022	Q2'2022	Q1'2022	Q4'2021	Q3'2021
	(Dollars in thousands, except per share data)
Net income	$5,798	$5,938	$5,535	$7,719	$9,438
Pre-tax, pre-provision income (1)	7,989	8,248	7,704	9,671	12,898
Pre-tax, pre-provision income - Bank (1)	8,040	7,458	8,778	6,829	8,896
Diluted earnings per common share	0.96	0.96	0.88	1.24	1.52
(1) See Non-GAAP reconciliation in the Appendix
Christopher J. Annas, Chairman and CEO commented “Meridian’s third quarter revenue of $33.2 million generated earnings of $5.8 million, or $0.96 per diluted share. We continue to produce high returns at the Bank through strong net interest margin and loan growth, and a disciplined cost structure. Our focus is to build deeper in our core Delaware Valley and Maryland markets by training new lenders, and also hiring from the outside, to sustain the exceptional loan growth. These regions have seen a number of banks get acquired, where we’ve been able to expand and become the go to bank for small and medium size businesses. Our SBA and equipment finance groups have benefited from these events, and continue to supplement this growth. Additionally, Meridian Wealth Partners generates over 50% of its business from our commercial portfolio “eco-system”, through lender referrals and liquidity events of customers. From our inception, the cost efficiencies created by “training” our customers to exclusively use the online channel gives us excellent operating leverage. It is not as apparent in the ratio, since we are always hiring support staff ahead of the planned growth."

"Our mortgage business, which has not lost money on an annual basis in the 12 years of operation, has a $2.2 million pre-tax loss for the nine months ended September 30, 2022. The rate rise has stifled some buyers, but the lack of homes for sale continues to be the biggest factor. We’ve made significant cuts to operating costs this year, but key operations personnel have remained to assure we can rebuild promptly when conditions allow. Housing inventory is expected to build to historical levels over the next eighteen months. If rates begin to decline next year, as some FED watchers predict, a refi surge could also benefit the business. We continue to monitor closely and adjust as necessary."

Select Condensed Financial Information

	As of or for the quarter ended (Unaudited)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in thousands, except per share data)
Income:
Net income - consolidated	$5,798	$5,938	$5,535	$7,719	$9,438
Basic earnings per common share	0.99	0.99	0.92	1.29	1.56
Diluted earnings per common share	0.96	0.96	0.88	1.24	1.52
Net interest income - consolidated	18,026	17,551	16,035	16,322	16,257

	As of or for the quarter ended (Unaudited)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in thousands, except per share data)
Balance Sheet:
Total assets	$1,921,924	$1,853,019	$1,831,589	$1,713,443	$1,762,445
Loans, net of fees and costs	1,610,349	1,518,893	1,431,906	1,386,457	1,378,670
Total deposits	1,673,553	1,568,014	1,564,851	1,446,413	1,439,047
Non-interest bearing deposits	290,169	291,925	291,379	274,528	265,842
Stockholders' equity	151,161	156,087	157,684	165,360	158,416

Balance Sheet (Average Balances):
Total assets	$1,868,194	$1,811,335	$1,752,643	$1,755,263	$1,739,848
Total interest earning assets	1,791,255	1,736,547	1,680,070	1,696,473	1,691,641
Loans, net of fees and costs	1,565,861	1,484,696	1,415,831	1,383,511	1,370,439
Total deposits	1,597,648	1,567,325	1,504,241	1,468,575	1,409,534
Non-interest bearing deposits	295,975	296,521	281,123	287,801	254,843
Stockholders' equity	157,614	158,420	161,939	159,921	155,580

Performance Ratios (Annualized):
Return on average assets - consolidated	1.23%	1.31%	1.28%	1.74%	2.15%
Return on average equity - consolidated	14.59%	15.03%	13.86%	19.15%	24.07%

Income Statement - Third Quarter 2022 Compared to Second Quarter 2022
Net income was $5.8 million, down $140 thousand from $5.9 million for the second quarter. Diluted earnings per share was $0.96 for both periods. Net interest income increased $480 thousand, or 2.7%, on a tax equivalent basis driven by continued strong loan portfolio growth. Offsetting the increase in net interest income, non-interest expense increased $555 thousand, or 2.8%, and non-interest income decreased $179 thousand, or 1.7%. Detailed explanations of the major categories of income and expense follow below.
Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Quarter Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	Change	% Change	Change due to rate	Change due to volume
Interest income:
Due from banks	$92	$49	$43	87.8%	$71	$(28)
Federal funds sold	1	3	(2)	(66.7)%	3	(5)
Investment securities - taxable (1)	648	525	123	23.4%	107	16
Investment securities - tax exempt (1)	451	416	35	8.4%	37	(2)
Loans held for sale	479	565	(86)	(15.2)%	92	(178)
Loans held for investment (1)	21,371	18,558	2,813	15.2%	1,764	1,049
Total loans	21,850	19,123	2,727	14.3%	1,856	871
Total interest income	23,042	20,116	2,926	14.5%	2,074	852
Interest expense:
Interest-bearing demand deposits	$798	$248	$550	221.8%	$568	$(18)
Money market and savings deposits	2,075	1,076	999	92.8%	967	32
Time deposits	1,202	494	708	143.3%	665	43
Total deposits	4,075	1,818	2,257	124.1%	2,200	57
Borrowings	266	77	189	245.5%	39	150
Subordinated debentures	591	591	—	—%	—	—
Total interest expense	4,932	2,486	2,446	98.4%	2,239	207
Net interest income differential	$18,110	$17,630	$480	2.72%	$(165)	$645
(1) Reflected on a tax-equivalent basis.

Interest income increased $2.9 million on a tax equivalent basis, quarter over quarter, due to a higher yield on earning assets, which went up 45 basis points, in addition to a higher level of average earning assets, which increased by $54.7 million. The yield on total loans increased 42 basis points and the yield on cash and investments increased 52 basis points in total, reflecting the impact in rates caused by the Federal Reserve’s monetary policy. Over $644 million in loans repriced during the quarter an average of 95 basis points. Average total loans, excluding PPP loans and residential loans for sale, increased $105.5 million, most notably in commercial real estate and construction, commercial loans and leases and small business loans, which increased $47.9 million on average combined. Home equity loans and residential real estate loans held in portfolio increased $44.8 million on average combined. Residential loans for sale and PPP loans decreased $15.0 million, and $24.3 million on average, respectively.

Interest expense increased $2.4 million, quarter over quarter, due primarily to market interest rate rises, and to a lesser degree, an increase of $30.9 million in average deposits. Interest expense on deposits increased $2.3 million with the cost of interest-bearing deposits increasing 67 basis points to 1.24%. Total cost of deposits increased 54 basis points reflecting a steady level of average non-interest bearing deposits. Interest expense on borrowings increased $189 thousand as total average short-term borrowings increased $24.8 million and cost increased 57 basis points.

Net interest margin decreased 6 basis points to 4.01% for the third quarter from 4.07% in the quarter, due mostly to one-time loan fees recognized in the second quarter. Excluding the impact from PPP, net interest margin increased 4 basis points to 3.99% from 3.95%. A reconciliation of this non-GAAP measure is included in the Appendix.
Provision for loans losses
The provision for loan losses decreased $76 thousand to $526 thousand for the third quarter. The third quarter provision was the result of new loan growth as well as covering $429 thousand in charge-offs on small ticket equipment leases, partially offset by decreases in specific reserves on non-performing loans as the underlying credit quality improved.
Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Quarter Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	Change	% Change
Mortgage banking income	$7,329	$6,942	$387	5.6%
Wealth management income	1,114	1,254	(140)	(11.2)%
SBA loan income	989	437	552	126.3%
Earnings on investment in life insurance	138	137	1	0.7%
Net change in the fair value of derivative instruments	127	(674)	801	(118.8)%
Net change in the fair value of loans held-for-sale	(237)	268	(505)	(188.4)%
Net change in the fair value of loans held-for-investment	(886)	(835)	(51)	6.1%
Net gain on hedging activity	399	1,715	(1,316)	(76.7)%
Service charges	32	31	1	3.2%
Other	1,219	1,128	91	8.1%
Total non-interest income	$10,224	$10,403	$(179)	(1.7)%
Total non-interest income decreased $179 thousand, or 1.7%, quarter over quarter due primarily to the negative impact from the rising rate environment. The fair value of loans held for sale and net gain on hedging activity, partially offset by an increase in the fair value of derivative instruments, lowered non-interest income $1.0 million combined. Mortgage banking income also was negatively impacted by rising rate environment, causing a decline in originations of $32.2 million. Although volume was down quarter over quarter, gain on sale margins were up 34 basis points, driving an overall increase in mortgage banking income of $387 thousand. The fair value of loans held for sale and net gain on hedging activity

SBA loan income increased $552 thousand, or 126.3%, over the prior quarter as a higher volume of SBA loans were sold into the secondary market. $20.8 million of loans were sold in the quarter-ending September 30, 2022 compared to $12.8 million in loans sold in the quarter-ending June 30, 2022. Margins on the SBA loan sales decreased due to the upward movement in interest rates, which drove SBA loan prices down.

Wealth management income decreased $140 thousand, or 11.2%, for the quarter ended September 30, 2022 over the prior quarter due to the effect of market conditions on assets under management. Other non-interest income increased $91 thousand, or 8.1%, over the prior quarter due largely to an increase in title fee income, FHLB stock dividend income and broker fee income.

Non-interest expense
The following table presents the components of non-interest income for the periods indicated:

	Quarter Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	Change	% Change
Salaries and employee benefits	$13,360	$12,926	$434	3.4%
Occupancy and equipment	1,191	1,176	15	1.3%
Professional fees	899	913	(14)	(1.5)%
Advertising and promotion	1,165	1,189	(24)	(2.0)%
Data processing	574	580	(6)	(1.0)%
Information technology	868	728	140	19.2%
Pennsylvania bank shares tax	202	212	(10)	(4.7)%
Other	2,002	1,982	20	1.0%
Total non-interest expense	$20,261	$19,706	$555	2.8%
Salaries and employee benefits increased $434 thousand overall, with an increase of $519 thousand for bank and wealth segments combined, and a decrease of $85 thousand for mortgage segment salaries and employee benefits. The bank and wealth segments salaries and employee benefits were greater due to an increase in full-time equivalent employees as well as increased stock based compensation quarter-over-quarter, The mortgage segment salary and benefits decreased due to lower levels of variable compensation as well as a general reduction in mortgage segment workforce. Information technology expense increased $140 thousand due to cybersecurity improvements, cloud-based costs and other software upgrades, all as a result of growth.

Balance Sheet - September 30, 2022 Compared to June 30, 2022
As of September 30, 2022, total assets increased $68.9 million, or 3.7%, to $1.92 billion from $1.85 billion at June 30, 2022. This growth in assets was due to loan portfolio growth partially funded by a reduction in cash and investments.
Portfolio loan growth, excluding PPP loans, was $103.2 million, or 6.9% quarter-over-quarter. Construction loans increased $43.3 million, or 21.5%, residential real estate loans held in portfolio increased $41.0 million, or 36.4%, and lease financings increased $13.7 million, or 11.8% from June 30, 2022. Partially offsetting the growth in portfolio loans were decreases of $13.0 million, or 59.6%, in PPP loan balances as they continue to be forgiven by the SBA, commercial loans decrease of $6.3 million, or 1.9%, and a commercial real estate loans decrease of $2.5 million, or 0.5%.
Total deposits increased $105.5 million, or 6.7%, quarter over quarter, due to a $107.3 million increase in interest-bearing deposits, the majority of this increase was in retail and wholesale time deposits due to more favorable interest rates.
The following table presents capital ratios at the dates indicated:

	September 30, 2022	June 30, 2022
Stockholders' equity to total assets	7.87%	8.42%
Tangible common equity to tangible assets (1)	7.67%	8.22%
Tier 1 leverage ratio - Corporation	8.54%	8.87%
Common tier 1 risk-based capital ratio - Corporation	9.28%	9.79%
Tier 1 risk-based capital ratio - Corporation	9.28%	9.79%
Total risk-based capital ratio - Corporation	12.80%	13.50%
(1) See Non-GAAP reconciliation in the Appendix
Consolidated stockholders’ equity of the Corporation decreased as a result of net income of $5.8 million for the quarter, offset by dividends paid of $1.2 million, treasury stock purchases of $6.1 million, and a decline in accumulated other comprehensive income of $3.9 million from the investment securities available for sale portfolio due to broad increases in interest rates over this period. Based on capital ratio levels at September 30, 2022, we remain above the Community Bank Leverage Ratio requirement of 9%.

Asset Quality Summary
Meridian's credit culture is strong and asset quality remains a primary focus of management. The ratio of non-performing assets to total assets declined to 1.20% as of September 30, 2022 from 1.24% as of June 30, 2022. There was no other real estate property included in non-performing assets for either period. Total non-performing loans were $23.1 million as of September 30, 2022, relatively flat over the prior period, however subsequent to September 30, 2022, a $3.2 million principal payment on a non-performing loan was received.
Meridian realized net charge-offs of 0.02% of total average loans for the quarter ended September 30, 2022, down from the quarter ended June 30, 2022 level of 0.03%. Net charge-offs for the quarter ended September 30, 2022 were $358 thousand, comprised of $432 thousand in charge-offs, with $74 thousand in recoveries for the quarter. Nearly all of the charge-offs for the quarter ended September 30, 2022 were from small ticket equipment leases. The ratio of allowance for loan losses to total loans held for investment, excluding loans at fair value and PPP loans (a non-GAAP measure, see reconciliation in the Appendix), was 1.20% as of September 30, 2022 compared to 1.27% as of June 30, 2022. As of September 30, 2022 there were specific reserves of $2.6 million against non-performing loans, down from $4.2 million as of June 30, 2022 due to improvement in the underlying credit quality for certain loans.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through more than 20 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, the impact of the COVID-19 pandemic and government responses thereto; on the U.S. economy, including the markets in which we operate; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and the effects of inflation, a potential recession, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Earnings and Per Share Data:
Net income	$5,798	$5,938	$5,535	$7,719	$9,438
Basic earnings per common share	$0.99	$0.99	$0.92	$1.29	$1.56
Diluted earnings per common share	$0.96	$0.96	$0.88	$1.24	$1.52
Common shares outstanding	5,844	6,037	6,129	6,108	6,108

Performance Ratios:
Return on average assets - consolidated	1.23%	1.31%	1.28%	1.74%	2.15%
Return on average equity - consolidated	14.59	15.03	13.86	19.15	24.07
Net interest margin (tax-equivalent)	4.01	4.07	3.89	3.83	3.83
Net interest margin (tax-equivalent, excluding PPP loans and borrowings) (1)	3.99	3.95	3.82	3.76	3.73
Yield on earning assets (tax-equivalent)	5.10	4.65	4.35	4.28	4.31
Yield on earning assets (tax-equivalent, excluding PPP loans) (1)	5.09	4.54	4.31	4.23	4.24
Cost of funds	1.17	0.61	0.50	0.49	0.52
Efficiency ratio - consolidated	71.72%	70.49%	73.56%	71.05%	66.39%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.02%	0.03%	0.04%	0.00%	0.00%
Non-performing loans to total loans	1.40	1.46	1.51	1.57	0.61
Non-performing assets to total assets	1.20	1.24	1.25	1.34	0.52
Allowance for loan losses to:
Total loans held for investment	1.18	1.24	1.31	1.35	1.38
Total loans held for investment (excluding loans at fair value and PPP loans) (1)	1.20	1.27	1.38	1.46	1.52
Non-performing loans	82.20%	81.82%	82.48%	81.60%	206.42%

Capital Ratios:
Book value per common share	$25.86	$25.85	$25.73	$27.07	$25.94
Tangible book value per common share	$25.16	$25.16	$25.04	$26.37	$25.23
Total equity/Total assets	7.87%	8.42%	8.61%	9.65%	8.99%
Tangible common equity/Tangible assets - Corporation (1)	7.67	8.22	8.40	9.42	8.76
Tangible common equity/Tangible assets - Bank (1)	9.61	10.17	10.40	11.54	10.90
Tier 1 leverage ratio - Corporation	8.54	8.87	9.10	9.39	9.28
Tier 1 leverage ratio - Bank	10.52	10.86	11.20	11.51	11.55
Common tier 1 risk-based capital ratio - Corporation	9.28	9.79	10.09	10.83	10.64
Common tier 1 risk-based capital ratio - Bank	11.44	11.98	12.41	13.27	13.25
Tier 1 risk-based capital ratio - Corporation	9.28	9.79	10.09	10.83	10.64
Tier 1 risk-based capital ratio - Bank	11.44	11.98	12.41	13.27	13.25
Total risk-based capital ratio - Corporation	12.80	13.50	13.91	14.81	14.72
Total risk-based capital ratio - Bank	12.70%	13.33%	13.76%	14.63%	14.62%
(1) See Non-GAAP reconciliation in the Appendix

MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income:
Loans, including fees	$21,848	$19,120	$17,626	$58,187	$51,287
Securities - taxable	648	525	357	1,599	1,076
Securities - tax-exempt	369	340	306	1,015	886
Cash and cash equivalents	93	52	17	157	25
Total interest income	22,958	20,037	18,306	60,958	53,274
Interest expense:
Deposits	4,075	1,818	1,327	7,182	4,261
Borrowings	857	668	722	2,166	2,224
Total interest expense	4,932	2,486	2,049	9,348	6,485
Net interest income	18,026	17,551	16,257	51,610	46,789
Provision for loan losses	526	602	597	1,743	1,292
Net interest income after provision for loan losses	17,500	16,949	15,660	49,867	45,497
Non-interest income:
Mortgage banking income	7,329	6,942	18,726	21,367	62,293
Wealth management income	1,114	1,254	1,232	3,672	3,531
SBA loan income	989	437	2,688	3,946	5,423
Earnings on investment in life insurance	138	137	93	413	224
Net change in the fair value of derivative instruments	127	(674)	(339)	(713)	(3,431)
Net change in the fair value of loans held-for-sale	(237)	268	(532)	(1,094)	(3,164)
Net change in the fair value of loans held-for-investment	(886)	(835)	37	(2,499)	(24)
Net gain on hedging activity	399	1,715	(1,189)	4,941	2,397
Net gain on sale of investment securities available-for-sale	—	—	314	—	362
Service charges	32	31	35	90	99
Other	1,219	1,128	1,057	3,605	3,192
Total non-interest income	10,224	10,403	22,122	33,728	70,902
Non-interest expense:
Salaries and employee benefits	13,360	12,926	19,472	41,585	61,824
Occupancy and equipment	1,191	1,176	1,133	3,619	3,460
Professional fees	899	913	873	2,659	2,629
Advertising and promotion	1,165	1,189	1,089	3,340	2,795
Data processing	574	580	530	1,633	1,666
Information technology	868	728	476	2,306	1,365
Pennsylvania bank shares tax	202	212	152	612	478
Other	2,002	1,982	1,756	5,646	5,773
Total non-interest expense	20,261	19,706	25,481	61,400	79,990
Income before income taxes	7,463	7,646	12,301	22,195	36,409
Income tax expense	1,665	1,708	2,863	4,927	8,543
Net income	$5,798	$5,938	$9,438	$17,268	$27,866

Basic earnings per common share	$0.99	$0.99	$1.56	$2.90	$4.62
Diluted earnings per common share	$0.96	$0.96	$1.52	$2.80	$4.49

Basic weighted average shares outstanding	5,867	5,999	6,045	5,964	6,033
Diluted weighted average shares outstanding	6,059	6,199	6,231	6,172	6,201

MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets:
Cash and due from banks	$12,114	$8,280	$11,155	$3,966	$10,321
Interest-bearing deposits at other banks	20,774	28,813	44,867	19,514	35,554
Federal funds sold	—	—	12,866	—	17,246
Cash and cash equivalents	32,888	37,093	68,888	23,480	63,121
Securities available-for-sale, at fair value	127,999	129,288	130,653	159,302	146,149
Securities held-to-maturity, at amortized cost	37,922	37,111	34,977	6,372	6,406
Equity investments	2,092	2,153	2,240	2,354	1,011
Mortgage loans held for sale, at fair value	33,800	58,938	81,258	80,882	117,996
Loans, net of fees and costs	1,610,349	1,518,893	1,431,906	1,386,457	1,378,670
Allowance for loan and lease losses	(18,974)	(18,805)	(18,826)	(18,758)	(18,976)
Loans, net of the allowance for loan and lease losses	1,591,375	1,500,088	1,413,080	1,367,699	1,359,694
Restricted investment in bank stock	5,217	4,719	4,330	5,117	4,162
Bank premises and equipment, net	12,835	12,185	11,883	11,806	8,242
Bank owned life insurance	22,916	22,778	22,641	22,503	22,362
Accrued interest receivable	6,008	5,108	4,848	5,009	5,080
Deferred income taxes	5,722	4,467	3,190	1,413	1,457
Servicing assets	12,807	12,860	13,396	12,765	11,932
Goodwill	899	899	899	899	899
Intangible assets	3,226	3,277	3,328	3,379	3,430
Other assets	26,218	22,055	35,978	10,463	10,504
Total assets	$1,921,924	$1,853,019	$1,831,589	$1,713,443	$1,762,445

Liabilities:
Deposits:
Non-interest bearing	$290,169	$291,925	$291,379	$274,528	$265,842
Interest bearing
Interest checking	236,562	205,298	252,298	268,248	279,659
Money market and savings deposits	709,127	728,886	688,117	697,628	670,101
Time deposits	437,695	341,905	333,057	206,009	223,445
Total interest-bearing deposits	1,383,384	1,276,089	1,273,472	1,171,885	1,173,205
Total deposits	1,673,553	1,568,014	1,564,851	1,446,413	1,439,047
Short-term borrowings	23,458	59,136	36,136	41,344	22,278
Long-term debt	—	—	—	—	78,405
Subordinated debentures	40,597	40,567	40,538	40,508	40,760
Accrued interest payable	1,154	146	575	31	663
Other liabilities	32,001	29,069	31,805	19,787	22,876
Total liabilities	1,770,763	1,696,932	1,673,905	1,548,083	1,604,029

Stockholders’ equity:
Common stock	6,566	6,561	6,556	6,535	6,506
Surplus	84,848	84,359	84,177	83,663	82,508
Treasury stock	(18,033)	(11,896)	(8,860)	(8,860)	(8,025)
Unearned common stock held by employee stock ownership plan	(1,602)	(1,602)	(1,602)	(1,602)	(1,768)
Retained earnings	92,405	87,815	83,104	84,916	78,408
Accumulated other comprehensive (loss) income	(13,023)	(9,150)	(5,691)	708	787
Total stockholders’ equity	151,161	156,087	157,684	165,360	158,416
Total liabilities and stockholders’ equity	$1,921,924	$1,853,019	$1,831,589	$1,713,443	$1,762,445

Common stock shares outstanding	5,844	6,037	6,129	6,108	6,108

MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest income	$22,958	$20,037	$17,964	$18,248	$18,306
Interest expense	4,932	2,486	1,929	1,926	2,049
Net interest income	18,026	17,551	16,035	16,322	16,257
Provision (credit) for loan losses	526	602	615	(222)	597
Non-interest income	10,224	10,403	13,102	17,086	22,122
Non-interest expense	20,261	19,706	21,433	23,737	25,481
Income before income tax expense	7,463	7,646	7,089	9,893	12,301
Income tax expense	1,665	1,708	1,554	2,174	2,863
Net Income	$5,798	$5,938	$5,535	$7,719	$9,438

Basic weighted average shares outstanding	5,867	5,999	6,023	5,978	6,045
Basic earnings per common share	$0.99	$0.99	$0.92	$1.29	$1.56

Diluted weighted average shares outstanding	6,059	6,199	6,262	6,210	6,231
Diluted earnings per common share	$0.96	$0.96	$0.88	$1.24	$1.52

	Segment Information
	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$17,664	$218	$144	$18,026	$15,777	$2	$478	$16,257
Provision for loan losses	526	—	—	526	597	—	—	597
Net interest income after provision	17,138	218	144	17,500	15,180	2	478	15,660
Non-interest income	1,730	1,114	7,380	10,224	3,752	1,232	17,138	22,122
Non-interest expense	11,354	780	8,127	20,261	10,633	802	14,046	25,481
Income before income taxes	$7,514	$552	$(603)	$7,463	$8,299	$432	$3,570	$12,301
Efficiency ratio	58.54%	58.56%	108.01%	71.72%	54.45%	64.99%	79.73%	66.39%

	Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$50,197	$628	$785	$51,610	$45,340	$(249)	$1,698	$46,789
Provision for loan losses	1,743	—	—	1,743	1,292	—	—	1,292
Net interest income after provision	48,454	628	785	49,867	44,048	(249)	1,698	45,497
Non-interest income	6,267	3,671	23,790	33,728	8,477	3,531	58,894	70,902
Non-interest expense	32,186	2,480	26,734	61,400	28,981	2,486	48,523	79,990
Income before income taxes	$22,535	$1,819	$(2,159)	$22,195	$23,544	$796	$12,069	$36,409
Efficiency ratio	57.00%	57.69%	108.79%	71.95%	54.09%	70.66%	80.08%	67.97%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation
	Q3'2022	Q2'2022	Q1'2022	Q4'2021	Q3'2021
Income before income tax expense	$7,463	$7,646	$7,089	$9,893	$12,301
Provision for loan losses	526	602	615	(222)	597
Pre-tax, pre-provision income	$7,989	$8,248	$7,704	$9,671	$12,898

Bank	$8,040	$7,458	$8,778	$6,829	$8,896
Wealth	552	749	519	286	432
Mortgage	(603)	41	(1,593)	2,556	3,570
Pre-tax, pre-provision income	$7,989	$8,248	$7,704	$9,671	$12,898

	Net Interest Margin, (TEY), Excluding PPP Loans & PPPLF Borrowings Yield on Interest Earning Assets, (TEY), Excluding PPP income
	Q3'2022	Q2'2022	Q1'2022	Q4'2021	Q3'2021
Net interest margin (TEY) (GAAP)	4.01%	4.07%	3.89%	3.83%	3.83%
Impact of PPP loans and PPPLF borrowings	(0.02)%	(0.12)%	(0.07)%	(0.07)%	(0.10)%
Net interest margin (TEY), excluding PPP loans and PPPLF borrowings	3.99%	3.95%	3.82%	3.76%	3.73%

Yield on interest earning assets, tax equivalent (GAAP)	5.10%	4.65%	4.35%	4.28%	4.31%
Impact of PPP loans	(0.01)%	(0.11)%	(0.04)%	(0.05)%	(0.07)%
Yield on interest earning assets (TEY), excluding PPP income	5.09%	4.54%	4.31%	4.23%	4.24%

	Allowance For Loan Losses to Loans, Net of Fees and Costs, Excluding PPP Loans and Loans at Fair Value
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Allowance for loan losses (GAAP)	$18,974	$18,805	$18,826	$18,758	$18,976

Loans, net of fees and costs (GAAP)	1,610,349	1,518,893	1,431,906	1,386,457	1,378,670
Less: PPP loans	(8,610)	(21,460)	(49,680)	(88,245)	(115,569)
Less: Loans fair valued	(14,702)	(16,212)	(17,375)	(17,558)	(17,142)
Loans, net of fees and costs, excluding loans at fair value and PPP loans (non-GAAP)	$1,587,037	$1,481,221	$1,364,851	$1,280,654	$1,245,959

Allowance for loan losses to loans, net of fees and costs (GAAP)	1.18%	1.24%	1.31%	1.35%	1.38%
Allowance for loan losses to loans, net of fees and costs, excluding PPP loans and loans at fair value (non-GAAP)	1.20%	1.27%	1.38%	1.46%	1.52%

	Tangible Common Equity Ratio Reconciliation - Corporation
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total stockholders' equity (GAAP)	$151,161	$156,087	$157,684	$165,360	$158,416
Less: Goodwill and intangible assets	(4,125)	(4,176)	(4,227)	(4,278)	(4,329)
Tangible common equity (non-GAAP)	147,036	151,911	153,457	161,082	154,087

Total assets (GAAP)	1,921,924	1,853,019	1,831,589	1,713,443	1,762,445
Less: Goodwill and intangible assets	(4,125)	(4,176)	(4,227)	(4,278)	(4,329)
Tangible assets (non-GAAP)	$1,917,799	$1,848,843	$1,827,362	$1,709,165	$1,758,116
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	7.67%	8.22%	8.40%	9.42%	8.76%

	Tangible Common Equity Ratio Reconciliation - Bank
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total stockholders' equity (GAAP)	$188,386	$192,212	$194,347	$201,486	$196,009
Less: Goodwill and intangible assets	(4,125)	(4,176)	(4,227)	(4,278)	(4,329)
Tangible common equity (non-GAAP)	184,261	188,036	190,120	197,208	191,680

Total assets (GAAP)	1,921,714	1,852,998	1,831,461	1,713,318	1,762,415
Less: Goodwill and intangible assets	(4,125)	(4,176)	(4,227)	(4,278)	(4,329)
Tangible assets (non-GAAP)	$1,917,589	$1,848,822	$1,827,234	$1,709,040	$1,758,086
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	9.61%	10.17%	10.40%	11.54%	10.90%

	Tangible Book Value Reconciliation
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Book value per common share	$25.86	$25.85	$25.73	$27.07	$25.94
Less: Impact of goodwill /intangible assets	0.70	0.69	0.69	0.70	0.71
Tangible book value per common share	$25.16	$25.16	$25.04	$26.37	$25.23